UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 13, 2011

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS..

On December 13, 2011, HF Financial Corp. (the “Company”) held its Annual Meeting of Shareholders in Sioux Falls, South Dakota. At the Annual Meeting, shareholders voted on the election of directors and the ratification of the Company’s independent auditors.

The final voting results, as tabulated by and received from the Inspector of Election for the Annual Meeting, including the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

1. Election of Directors. Three persons were nominated for election to the two open board seats. Under plurality voting, the two nominees who received the most “for” votes were elected as directors.

	For	Withhold

Christine E. Hamilton	868,580	75,516

Thomas L. Van Wyhe	4,640,202	1,293,537

John W. Palmer	4,977,334	20,987

2. Ratification of Appointment of Independent Accounting Firm. The appointment of Eide Bailly, LLP as the Company’s independent auditors for the year ending June 30, 2011 was ratified.  The results of the vote were as follows:

For	Against	Abstain

5,230,677	694,459	17,281

ITEM 8.01             OTHER EVENTS.

On December 13, 2011, Christine E. Hamilton resigned from the Board of Directors of Home Federal Bank, the Company’s operating subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: December 19, 2011	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: December 19, 2011	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President,
Chief Financial Officer, and Treasurer